Exhibit 32.1

Certification By

David M. Demshur, Chief Executive Officer

of Core Laboratories N.V.

Pursuant to 18 U.S.C. Section 1350

I, David M. Demshur, Chief Executive Officer of Core Laboratories N.V. (the "Company"), hereby certify that the accompanying Annual Report on Form 10-K for the year ended December 31, 2008, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Report").

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2009	/s/ David M. Demshur____
David M. Demshur
Chief Executive Officer